UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2008

DUSSAULT APPAREL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52452
(Commission File Number)

98-0513727
(IRS Employer Identification No.)

8010 Melrose Avenue, Los Angeles, CA 90046-7010
(Address of principal executive offices and Zip Code)

604.728.4613
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement

On April 16, 2008, we entered into a bridge loan agreement with Dayton Boot Co. Ent. Ltd., whereby we have agreed to lend $300,000 to Dayton. This loan is evidenced by a promissory note pursuant to which the principal amount, plus simple interest calculated at a rate of 6% per annum, will be due and payable on the earlier of the date a transaction is concluded between the parties or December 31, 2008.

Item 9.01 Financial Statements and Exhibits.

10.1	Bridge Loan Agreement dated April 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSSAULT APPAREL INC.

By:	/s/ Robert Mintak
Robert Mintak
Chief Operating Officer

Dated: April 22, 2008